EXHIBIT 23.2


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated November 30, 1994, included in Browning-Ferris Industries, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1994, and to all references to our Firm included in this Registration Statement.



ARTHUR ANDERSEN LLP


Houston, Texas
April 27, 1995